Exhibit 21

Subisidiaries of the Company

Name of Subsidiary	State or Region of Incorporation
ABC Cable Networks Group	California
ABC Family Worldwide, Inc.	Delaware
ABC Holding Company Inc.	Delaware
ABC Kids Europe Holdings, Inc.	California
ABC Kids SPC1, Inc.	Delaware
ABC, Inc.	New York
American Broadcasting Companies, Inc.	Delaware
Buena Vista (Canada), Inc.	Canada
Buena Vista Home Entertainment (France) S.A.S.	France
Buena Vista Home Entertainment, Inc.	California
Buena Vista International, Inc.	California
Buena Vista Pay Television, Inc.	California
Buena Vista Television	California
BV Holdings Incorporated (50% partner for EGP Company GP with BV Holdings USA, LLC)	Virgin Islands, British
BV Holdings USA, LLC (50% partner for EGP Company GP with BV Holdings Incorporated)	Delaware
BVI Television (Latin America), Inc.	California
BVS Entertainment, Inc.	Delaware
Cable LT Holdings	Delaware
Circle Location Services, Inc.	Delaware
Club Penguin Entertainment, Inc.	Canada
Disney Consumer Products Latin America, Inc.	California
Disney Enterprises, Inc.	Delaware
Disney Magic Company Limited	England
Disney Magic Corporation	Delaware
Disney Stores Holdings (Netherlands) B.V.	The Netherlands
Disney Vacation Development, Inc.	Florida
Disney Wonder Corporation	Delaware
Disney/ABC International Television, Inc.	Delaware
EDL S.N.C. Corporation	Delaware
ESPN (Europe, Middle East, Africa) Ltd.	United Kingdom
ESPN Classic, Inc.	Delaware
ESPN Enterprise, Inc.	Delaware
ESPN Global Limited	Ireland
ESPN, Inc.	Delaware
Euro Disney Investments, Inc.	Delaware
Euro Disney S.C.A.	France
Hammersmith Enterprises Limited	Cayman Islands
Hong Kong International Theme Parks, Limited	Hong Kong
ImageMovers Digital LLC	Delaware
Imprint, Inc.	Delaware
International Family Entertainment, Inc.	Delaware
Jetix Europe N.V. (f/k/a Fox Kids Europe N.V.)	The Netherlands
Jetix Europe Properties (Luxembourg) Sarl-Zurich Branch	Switzerland

Name of Subsidiary	State or Region of Incorporation
Kenai Funding LP	Canada
KGO Television, Inc.	Delaware
Magical Cruise Limited	England
Miramax Film Corp.	New York
Pixar	California
SoapNet, L.L.C.	Delaware
The Walt Disney Company (France) S.A.S.	France
The Walt Disney Company (Germany) GmbH	Germany
The Walt Disney Company (Southeast Asia) Pte Ltd., f/k/a Walt Disney Television (Singapore) Pte Ltd.)	Singapore
The Walt Disney Company Iberia S.L.	Spain
The Walt Disney Company Limited	England
Touchstone Television Productions, LLC	Delaware
TWDC (Japan) Limited	Tokyo
TWDC Italia SpA	Italy
US Finance Branch of Wedco Participations (Luxembourg) S.C.A	California
Walt Disney Holdings (Hong Kong) Limited	Hong Kong
Walt Disney International Finance LLC	Delaware
Walt Disney Pictures and Television	California
Walt Disney Travel Co., Inc.	Florida
Walt Disney World Co.	Florida
Walt Disney World Hospitality & Recreation Corporation	Florida
WEDCO Holdings (Netherlands)BV	The Netherlands
Wedco International Holdings, Inc.	Delaware
Wedco One	Luxembourg
Wedco Participations (Luxembourg) S.C.A.	Luxembourg